Exhibit 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors of:
Osteologix A/S and Subsidiary

We consent to the inclusion in Form 8-K of Osteologix, Inc. pertaining to the Share and Warrant Exchange Agreement with Osteologix A/S of our report dated February 23, 2006, relating to the consolidated financial statements of Osteologix A/S and Subsidiary (a development stage company) as of and for the years ended December 31, 2005 and 2004 and for the period from June 16, 2003 (inception) through December 31, 2005.

We also consent to the inclusion in Form 8-K pertaining to the Share and Warrant Exchange Agreement with Osteologix A/S of our review report dated May 24, 2006, relating to the unaudited condensed consolidated financial statements of Osteologix A/S and Subsidiary (a development stage company) as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 and for the period from June 16, 2003 (inception) through March 31, 2006.


/s/ Weinberg & Company, P.A.
----------------------------

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
May 30, 2006